Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Schedule 13D filed herewith and any future amendments to such Schedule 13D are filed jointly. This Agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 31st day of January 2023.

Neuberger Berman Group LLC

/s/Joseph Amato
By: Joseph Amato
President

Neuberger Berman Investment Advisers LLC

/s/Joseph Amato
By: Joseph Amato
President - Equities

Neuberger Berman Investment Advisers Holdings LLC

/s/Andrew Komaroff
By: Andrew Komaroff
President

Neuberger Berman Canada Holdings LLC

/s/Ray Carroll
By: Ray Carroll
Chief Executive Officer

NB Acquisitionco ULC

/s/Ray Carroll
By: Ray Carroll
Chief Executive Officer

Neuberger Berman Canada ULC

/s/Ray Carroll
By: Ray Carroll
Chief Executive Officer

/s/Benjamin Nahum
Benjamin Nahum

/s/Amit Solomon
Amit Solomon

/s/Scott Hoina
Scott Hoina